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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                     THE SECURITIES EXCHANGE ACT OF 1934

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          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 31, 2003

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                                NORDSTROM, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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        WASHINGTON                   0-6074                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)



             1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


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      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111

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                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

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ITEM 9. REGULATION FD DISCLOSURE AND ITEM 12. RESULTS OF OPERATIONS AND
FINANCIAL CONDITION

On March 31, 2003, Nordstrom, Inc. issued a press release announcing first quarter earnings are expected to be lower than the previously guided range. A copy of this press release is as follows.


                NORDSTROM EXPECTS LOWER FIRST QUARTER EARNINGS

     SEATTLE - March 31, 2003 - Nordstrom, Inc. (NYSE: JWN) announced today that based on quarter-to-date sales, first quarter 2003 earnings per share are expected to be below the previously guided range of $0.23 to $0.27 per share, which compares to $0.22 per share for the same period in the prior year. The earnings shortfall is the result of below-plan sales, which are trending down in the low single digits quarter-to-date.

     "The company's fundamentals remain solid and we are continuing to focus on opportunities within our control," said President Blake Nordstrom. "Our team is taking appropriate action to respond to current conditions, however, sales are a key performance driver and based on current trends we felt it was prudent to adjust expectations."

     The company believes that general consumer demand has softened since January and military conflict with Iraq has further impacted results. Until there is better visibility regarding consumer trends, the company believes it is premature to update guidance.






























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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ Michael G. Koppel
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                                                Michael G. Koppel
                                                Executive Vice President and
                                                Chief Financial Officer

Dated: March 31, 2003